EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
David L. Urban
david.urban@flagstar.com
(248) 312-5970

Flagstar Reports Second Quarter 2015 Net Income of $46.4 million, or $0.68 per Diluted Share

Earnings increase 47 percent, led by positive operating leverage and lower credit costs
Net interest income up 12 percent with earning assets up 10 percent
Interest-only loan sale significantly de-risked balance sheet

Key Q2 Highlights

•	Net income increased $14.9 million, or $0.25 per diluted share, from first quarter 2015

•	Positive operating leverage, led by 9 percent rise in revenue and 1 percent increase in expenses versus prior quarter

•	Interest-earning assets increased 10 percent from first quarter 2015, driven by loan growth; warehouse lending rose 56 percent

•	Interest-only loans decreased $386 million and NPLs declined 22 percent versus prior quarter, contributing to $10.3 million after-tax net allowance release

•	Tier 1 leverage ratio remained strong at 11.5 percent

TROY, Mich. July 28, 2015 - Flagstar Bancorp, Inc. (NYSE:FBC), the holding company for Flagstar Bank, FSB, today reported second quarter 2015 net income of $46.4 million, or $0.68 per diluted share, as compared to $31.5 million in the first quarter 2015, or $0.43 per diluted share and $25.5 million in the second quarter 2014, or $0.33 per diluted share.

"We’re pleased with the strong results we demonstrated in the quarter, thanks largely to growth in banking revenue, solid mortgage revenue, and continued expense discipline," said Alessandro P. DiNello, president and chief executive officer of Flagstar Bancorp. "We posted positive operating leverage as net interest income grew 12 percent and noninterest income rose 7 percent. We also continued to de-risk the balance sheet and improve our efficiency ratio.

"Our sale of a large portion of interest-only loans during the quarter was a major accomplishment. We sold $386 million of interest-only loans, nearly half the portfolio, along with $70 million of lower performing loans.

Our execution in connection with these transactions was strong and drove a $10 million after-tax net allowance release and a sizeable drop in nonperforming loans.

"Looking forward, we will continue to build out our community bank where average loans held-for-investment grew 15 percent in the second quarter. I’m encouraged by the progress we have made diversifying our Company and confident that Flagstar is on the path to sustained profit growth."

Second Quarter 2015 Highlights:

Income Statement Highlights
	Three Months Ended					% Change
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Seq	Yr/Yr
	(Dollars in millions)
Consolidated Statements of Operations
Net interest income	$72.5	$64.9	$61.3	$64.4	$62.5	11.7%	16.0%
Provision for loan losses	(13.3)	(3.5)	5.0	8.1	6.2	N/M	N/M
Noninterest income	127.0	118.3	98.4	85.2	102.5	7.4%	23.9%
Noninterest expense	138.9	137.0	139.2	179.4	121.4	1.4%	14.4%
Income (loss) before income taxes	73.9	49.7	15.5	(37.9)	37.4	48.7%	97.6%
Provision (benefit) for income taxes	27.5	18.2	4.4	(10.3)	11.9	51.1%	N/M
Net income (loss)	$46.4	$31.5	$11.1	$(27.6)	$25.5	47.3%	82.0%

Earnings (Loss) Per Share (1)	$0.68	$0.43	$0.07	$(0.61)	$0.33	58.1%	N/M
N/M - Not meaningful

(1)	Fully diluted earnings (loss) per share, except where securities would be anti-dilutive. Includes deferred unpaid dividends.

Key Ratios
	Three Months Ended					Change (bps)
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Seq	Yr/Yr
Net interest margin	2.79%	2.75%	2.80%	2.91%	2.98%	4	(19)
Efficiency ratio (adjusted) (1)	71.7%	75.4%	90.6%	86.8%	80.2%	(370)	(850)
Return (loss) on average assets	1.57%	1.16%	0.44%	(1.08)%	1.04%	41	53
Return (loss) on average equity	12.71%	8.85%	3.18%	(7.88)%	7.38%	386	533
N/M - Not meaningful

(1)	See non-GAAP reconciliation.

Balance Sheet Highlights
	Three Months Ended					% Change
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Seq	Yr/Yr
	(Dollars in millions)
Average Balance Sheet
Average interest-earning assets	$10,366	$9,422	$8,724	$8,815	$8,367	10%	24%
Average loans held-for-investment	4,938	4,294	4,031	4,088	3,903	15%	27%
Average interest-bearing deposits	6,130	5,985	5,898	5,788	5,446	2%	13%

Net Interest Income

Second quarter 2015 net interest income increased $7.6 million, or 12 percent to $72.5 million, as compared to $64.9 million for the first quarter 2015. The increase from the prior quarter was led by solid interest-earning asset growth and net interest margin expansion.

Net interest margin improved four basis points to 2.79 percent for the second quarter 2015, as compared to 2.75 percent for the first quarter 2015. The increase from the prior quarter was driven primarily by a greater proportion of higher yielding assets while maintaining a relatively stable funding cost.

Average loans held-for-investment totaled $4.9 billion for the second quarter 2015, increasing $0.6 billion, or 15 percent, compared to the first quarter 2015. Warehouse lending grew $349 million, or 56 percent, led by higher line utilization and new accounts. Residential first mortgage loans increased $221 million, or 10 percent, as the Company retained certain mortgage loan production on balance sheet.

Average interest bearing deposits were $6.1 billion in the second quarter 2015, increasing $144 million or 2 percent from the prior quarter. Retail deposits rose $159 million, or 3 percent, led by growth in savings deposits. Average noninterest bearing deposits increased $224 million, or 16 percent, driven by seasonal growth in company controlled mortgage escrow deposits.

Provision for Loan Losses

The Company experienced a provision benefit in the second quarter 2015 from the sale of lower performing loans. The benefit for loan losses totaled $13.3 million for the second quarter 2015, as compared to a benefit of $3.5 million for the first quarter 2015. In the second quarter 2015, the Company realized a $16.4 million net allowance release primarily related to loan sales.

Net charge-offs in the second quarter 2015 were $17.7 million, or 1.49 percent of applicable loans, compared to $40.5 million, or 3.97 percent of applicable loans in the prior quarter. The second quarter 2015 amount included $14.6 million of net charge-offs associated with the sale of $456.3 million unpaid principal balance of interest-only and lower performing loans during the quarter. The first quarter 2015 amount included $36.0 million of net charge-offs associated with the sale of $331.0 million of lower performing loans during the quarter. Excluding loan sales in both quarters, net charge-offs in the second quarter 2015 were $3.1 million, or 0.26 percent of applicable loans, compared to $4.5 million, or 0.45 percent of applicable loans in the prior quarter.

Noninterest Income

Second quarter 2015 noninterest income increased $8.7 million, or 7.4 percent, to $127.0 million, as compared to $118.3 million for the first quarter 2015. The second quarter 2015 results were led by an increase in the net return on the mortgage servicing asset, higher loan administration income and a larger representation and warranty benefit, partially offset by lower net gain on loan sales.

Adjustments to Noninterest Income
	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in millions)
Noninterest income	$127.0	$118.3	$98.4	$85.2	$102.5
Adjusting items
Loan fees and charges (1)	—	—	—	—	(10.0)
Representation and warranty provision (2)	—	—	—	10.3	—
Adjusted noninterest income (3)	$127.0	$118.3	$98.4	$95.5	$92.5

(1)	Reverse benefit for contract renegotiation.

(2)	Add back reserve increase related to indemnifications claims on government insured loans.

(3)	Non-GAAP number, see page 23 for reconciliation.

Second quarter 2015 net gain on loan sales decreased $9.1 million, or 10.0 percent to $82.2 million, as compared to $91.3 million for the first quarter 2015. The decrease from the prior quarter reflected lower fallout-adjusted locks and a drop in the gain on sale margin. In the second quarter 2015, fallout-adjusted locks decreased 5 percent to $6.8 billion, led by a decline in refinance activity due to higher mortgage interest rates. The net gain on loan sale margin decreased 6 basis points to 1.21 percent for the second quarter 2015, as compared to 1.27 percent for the first quarter 2015, driven by increased competition on conventional business, partially offset by a higher mix of government production.

Mortgage Metrics
	Three Months Ended					Change (% / bps)
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Seq	Yr/Yr
	(Dollars in millions)
GOS margin (change in bps) (1)	1.21%	1.27%	0.87%	0.83%	0.82%	(6)	39
Gain on loans sales	$82.2	$91.3	$53.5	$52.2	$54.8	(10.0)%	50.0%
Mortgage rate lock commitments (fallout-adjusted) (2)	$6,804	$7,185	$6,156	$6,304	$6,693	(5.3)%	1.7%
Residential loans serviced (number of accounts - 000's) (3)	378	385	383	388	367	(1.8)%	3.0%
Capitalized value of mortgage servicing rights	1.15%	1.03%	1.01%	1.08%	1.14%	12	1

(1)	Gain on sale margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(3)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

Loan administration income increased to $6.8 million for the second quarter 2015, as compared to $4.3 million in the first quarter 2015. The increase was primarily due to slower prepayments in the Company’s mortgage servicing portfolio during the second quarter 2015.

Net return on the mortgage servicing asset (including the impact of economic hedges of mortgage servicing rights) increased to $9.3 million for the second quarter 2015, as compared to a loss of $2.4 million for the first quarter 2015. The net return on the mortgage servicing asset was 14 percent in the second quarter 2015, an increase from the first quarter 2015, primarily due to a net hedge gain from falling market implied volatility, increased servicing fee income, and a decrease in anticipated run-off speeds due to higher mortgage rates.

Representation and warranty provision was a $5.9 million benefit for the second quarter 2015, as compared to a $1.5 million benefit in the first quarter 2015. The change from the prior quarter was primarily due to lower net charge-offs and positive claims experience. The overall level of the representation and warranty reserve was $48.0 million and $53.0 million at June 30, 2015 and March 31, 2015 respectively.

Noninterest Expense

Noninterest expense increased $1.9 million, or 1 percent, to $138.9 million for the second quarter 2015, as compared to $137.0 million for the first quarter 2015. During the second quarter 2015, commissions and loan processing expense increased $3.2 million as a result of increased mortgage origination volume, offset by lower compensation and benefits, asset resolution, and legal and professional expense.

Adjustments to Noninterest expense
	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in millions)
Noninterest expense	$138.9	$137.0	$139.2	$179.4	$121.4
Adjusting items
Legal and professional expense (1)	—	—	—	(1.1)	(2.9)
Other noninterest expense (2)	—	—	—	(37.5)	10.0
Adjusted noninterest expense (3)	$138.9	$137.0	$139.2	$140.8	$128.5

(1)	Adjust for legal expenses related to CFPB litigation settlements during the respective periods.

(2)	Adjust for CFPB litigation settlement expense and an additional accrual for the DOJ litigation, respectively.

(3)	Non-GAAP number, see page 23 for reconciliation.

Compensation and benefits decreased $1.7 million, or 3 percent, to $59.1 million for the second quarter 2015, as compared to $60.8 million in the prior quarter, primarily due to lower payroll taxes, partially offset by higher variable expense related to higher mortgage origination volumes.

Second quarter 2015 asset resolution expense decreased to $4.7 million, as compared to $7.8 million for the first quarter 2015. The $3.1 million decrease reflects the Company's on-going efforts to de-risk the balance sheet and includes the benefit of an FHA indemnification release.

Loan processing expense was $14.3 million for the second quarter 2015, as compared to $11.7 million for the first quarter 2015. The $2.6 million increase in the second quarter 2015 was primarily attributable to higher mortgage origination activity.

Legal and professional expenses were $7.8 million for the second quarter 2015, as compared to $9.0 million for the first quarter 2015.

Other noninterest expenses for the second quarter 2015 totaled $15.9 million, as compared to $11.9 million for the first quarter 2015. The $4.0 million increase from the prior quarter was related to a $2.5 million rise in warrant expense and planned advertising expense.

Income Taxes

The second quarter 2015 provision for income taxes totaled $27.5 million, as compared to $18.2 million in the first quarter 2015. The effective tax rate in the second quarter 2015 was 37.2 percent, as compared to 36.6 percent in the first quarter 2015. The marginal tax rate in the second quarter 2015 was impacted by the Company's effort to utilize net operating loss carryforwards.

Asset Quality

Credit Quality Ratios
	Three Months Ended					Change (% / bps)
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Seq	Yr/Yr
	(Dollars in millions)
Allowance for loan loss to LHFI	4.31%	5.69%	7.01%	7.60%	7.41%	(138)	(310)
Charge-offs, net of recoveries	$17.7	$40.5	$9.0	$13.1	$7.2	(56.3)%	145.8%
Charge-offs, net of recoveries, adjusted (1)	$3.1	$4.5	$6.0	$6.8	$7.2	(31.1)%	(56.9)%
Total nonperforming loans held-for-investment	$65	$84	$120	$107	$120	(22.6)%	(45.8)%
Net charge-off ratio (annualized)	1.49%	3.97%	0.91%	1.36%	0.78%	(248)	71
Net charge-off ratio, adjusted (annualized) (1)	0.26%	0.45%	0.60%	0.70%	0.78%	(19)	(52)
Nonperforming loans to LHFI	1.22%	1.81%	2.71%	2.56%	2.76%	(59)	(154)
N/M - Not meaningful

(1)
Excludes charge-offs of $14.6 million, $36.0 million, $3.0 million and $6.3 million related to the sale of nonperforming loans and TDRs during the three months ended June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

The allowance for loan losses was $222 million at June 30, 2015, covering 4.31 percent of loans held-for-investment. The allowance for loan losses was $253 million at March 31, 2015, covering 5.69 percent of loans held-for-investment. The decrease in the allowance for loan losses in the second quarter 2015 was largely due to charge-offs and the allowance release related to the sale of interest-only and lower performing loans.

Second quarter 2015 net charge-offs were $17.7 million, representing 1.49 percent of applicable loans. This represented a decrease of $22.8 million from first quarter 2015 net charge-offs of $40.5 million, or 3.97 percent of applicable loans. Excluding loan sales in both quarters, net charge-offs in the second quarter 2015 were $3.1 million, or 0.26 percent, compared to $4.5 million, or 0.45 percent in the prior quarter.

Nonperforming loans decreased to $65 million at June 30, 2015 from $84 million at March 31, 2015. The improved asset quality was primarily driven by the sale of $22.5 million unpaid principal balance of nonperforming loans in the second quarter 2015. The ratio of nonperforming loans to loans held-for-investment decreased to 1.22 percent at June 30, 2015 from 1.81 percent at March 31, 2015. At June 30, 2015, consumer loan delinquencies (30-89 days past due) totaled $15 million, or 50 basis points, an improvement of 71 basis points from March 31, 2015. The improvement in the delinquency ratio was led by better asset quality, the sale of lower performing loans and recent growth in the residential mortgage loan portfolio. There were no commercial loan delinquencies at June 30, 2015.

Capital

Capital Ratios (Bancorp) (1)	Three Months Ended					Change (% / bps)
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Seq	Yr/Yr
Total capital	21.30%	22.61%	24.12%	24.35%	25.19%	(131)	(389)
Tier 1 capital	19.97%	21.26%	22.81%	23.03%	23.87%	(129)	(390)
Tier 1 leverage	11.47%	12.02%	12.59%	12.50%	12.59%	(55)	(112)
Mortgage servicing rights to Tier 1 capital	24.2%	22.2%	21.8%	24.9%	24.2%	200	—
Book value per common share (change in percent)	$20.98	$20.43	$19.64	$19.28	$19.90	2.7%	5.4%

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014 and prior.

The Company's regulatory capital ratios remain well above current regulatory quantitative guidelines for "well-capitalized" institutions. At June 30, 2015, the Company had a Tier 1 leverage ratio of 11.47 percent, as compared to 12.02 percent at March 31, 2015. The decrease in the ratio resulted from the deployment of capital for balance sheet growth. At June 30, 2015, the Company had a common equity-to-assets ratio of 9.76 percent.

Earnings Conference Call

As previously announced, the Company's second quarter 2015 earnings call will be held Tuesday, July 28, 2015 at 11 a.m. (ET).

To join the call, please dial (888) 208-1814 toll free or (719) 457-2618, and use passcode 9686622. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (888) 203-1112 toll free or (719) 457-0820, using passcode 9686622.

The conference call will also be available as a live audiocast on the Investor Relations section of flagstar.com.
It will be archived on that site and will be available for replay and download. The slide presentation accompanying the conference call will be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $12.1 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, the largest bank headquartered in Michigan, provides commercial, small business, and consumer banking services through 100 branches in the state. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as through 13 retail centers in nine states. Flagstar is the 10th largest national originator of mortgage loans and a top 20 mortgage servicer, handling payments and record keeping for over $76 billion of home loans for 377,673 borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release includes non-GAAP financial measures such as adjusted earnings, the ratio of total nonperforming assets to Tier 1 capital (to adjusted total assets) and estimated Basel III ratios. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To mitigate these limitations, there are practices in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that the Company's performance is properly reflected to facilitate consistent period-to-period comparisons. Although the Company believes the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for those financial measures prepared in accordance with GAAP.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this earnings release, conference call slides, or the Form 8-K related to this press release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Forward Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and cash equivalents
Cash	$53	$43	$47	$68
Interest-earning deposits	193	199	89	135
Total cash and cash equivalents	246	241	136	203
Investment securities	2,272	2,295	1,672	1,606
Loans held-for-sale	2,038	2,097	1,244	1,343
Loans with government guarantees	592	704	1,128	1,218
Loans held-for-investment, net
Loans held-for-investment	5,335	4,631	4,448	4,359
Less: allowance for loan losses	(222)	(253)	(297)	(306)
Total loans held-for-investment, net	5,113	4,378	4,151	4,053
Mortgage servicing rights	317	279	258	289
Federal Home Loan Bank stock	113	156	155	210
Premises and equipment, net	240	241	238	235
Net deferred tax asset	400	416	442	435
Other assets	809	764	416	342
Total assets	$12,139	$11,571	$9,840	$9,933
Liabilities and Stockholders' Equity
Deposits
Noninterest bearing	$1,417	$1,468	$1,209	$1,081
Interest bearing	6,231	6,081	5,859	5,563
Total deposits	7,648	7,549	7,069	6,644
Federal Home Loan Bank advances	2,198	1,625	514	1,032
Long-term debt	283	317	331	345
Representation and warranty reserve	48	53	53	50
Other liabilities	511	607	500	477
Total liabilities	10,689	10,152	8,467	8,547
Stockholders' Equity
Preferred stock	267	267	267	267
Common stock	1	1	1	1
Additional paid in capital	1,483	1,483	1,482	1,480
Accumulated other comprehensive income	8	23	8	7
Accumulated deficit	(307)	(354)	(385)	(369)
Total stockholders' equity	1,451	1,420	1,373	1,386
Total liabilities and stockholders' equity	$12,139	$11,571	$9,840	$9,933

Does not foot in all cases, due to rounding.

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

						Second Quarter 2015 Compared to:
	Three Months Ended					First Quarter 2015		Second Quarter 2014
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Amount	Percent	Amount	Percent

Total interest income	$89.0	$79.3	$72.2	$75.1	$71.9	$9.7	12.2%	$17.1	23.8%
Total interest expense	16.5	14.4	10.9	10.7	9.4	2.1	14.6%	7.1	75.5%
Net interest income	72.5	64.9	61.3	64.4	62.5	7.6	11.7%	10.0	16.0%
(Benefit) provision for loan losses	(13.3)	(3.5)	5.0	8.1	6.2	(9.8)	N/M	(19.5)	N/M
Net interest income after provision for loan losses	85.8	68.4	56.3	56.3	56.3	17.4	25.4%	29.5	52.4%
Noninterest Income
Net gain on loan sales	82.2	91.3	53.5	52.2	54.8	(9.1)	(10.0)%	27.4	50.0%
Loan fees and charges	18.5	17.0	16.7	18.7	25.3	1.5	8.8%	(6.8)	(26.9)%
Deposit fees and charges	6.2	6.1	5.9	5.7	5.3	0.1	1.6%	0.9	17.0%
Loan administration income	6.8	4.3	5.5	5.6	6.2	2.5	58.1%	0.6	9.7%
Net return on the mortgage servicing asset	9.3	(2.4)	1.6	1.4	5.0	11.7	N/M	4.3	86.0%
Net (loss) gain on sale of assets	(1.6)	(0.4)	1.8	4.8	3.5	(1.2)	N/M	(5.1)	N/M
Representation and warranty benefit (provision)	5.9	1.5	6.1	(12.5)	(5.2)	4.4	N/M	11.1	N/M
Other noninterest (loss) income	(0.3)	0.9	7.3	9.3	7.6	(1.2)	N/M	(7.9)	N/M
Total noninterest income	127.0	118.3	98.4	85.2	102.5	8.7	7.4%	24.5	23.9%
Noninterest Expense
Compensation and benefits	59.1	60.8	59.0	53.5	55.3	(1.7)	(2.8)%	3.8	6.9%
Commissions	11.0	10.4	9.3	10.3	8.5	0.6	5.8%	2.5	29.4%
Occupancy and equipment	19.8	19.9	20.1	20.5	19.4	(0.1)	(0.5)%	0.4	2.1%
Asset resolution	4.7	7.8	13.4	13.7	17.9	(3.1)	(39.7)%	(13.2)	(73.7)%
Federal insurance premiums	6.3	5.5	5.3	5.6	6.8	0.8	14.5%	(0.5)	(7.4)%
Loan processing expense	14.3	11.7	10.6	10.5	8.2	2.6	22.2%	6.1	74.4%
Legal and professional expense	7.8	9.0	10.8	15.0	13.5	(1.2)	(13.3)%	(5.7)	N/M
Other noninterest expense	15.9	11.9	10.7	50.3	(8.2)	4.0	33.6%	24.1	N/M
Total noninterest expense	138.9	137.0	139.2	179.4	121.4	1.9	1.4%	17.5	14.4%
Income (loss) before income taxes	73.9	49.7	15.5	(37.9)	37.4	24.2	48.7%	36.5	97.6%
Provision (benefit) for income taxes	27.5	18.2	4.4	(10.3)	11.9	9.3	51.1%	15.6	N/M
Net income (loss) applicable to common stockholders	$46.4	$31.5	$11.1	$(27.6)	$25.5	$14.9	47.3%	$20.9	82.0%
Income (loss) per share
Basic	$0.69	$0.43	$0.07	$(0.61)	$0.33	$0.26	60.5%	$0.36	N/M
Diluted	$0.68	$0.43	$0.07	$(0.61)	$0.33	$0.25	58.1%	$0.35	N/M
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Mortgage loans originated (1)	$8,448.0	$7,254.2	$5,950.7	$15,702.1	$10,817.3
Mortgage loans sold and securitized	$7,571.4	$6,253.7	$6,029.8	$13,825.2	$10,504.1
Interest rate spread (2)	2.63%	2.60%	2.87%	2.61%	2.87%
Net interest margin	2.79%	2.75%	2.98%	2.77%	2.97%
Average common shares outstanding	56,436,026	56,385,454	56,230,458	56,410,880	56,212,422
Average fully diluted shares outstanding	57,165,072	56,775,039	56,822,102	56,971,133	56,212,422
Average interest-earning assets	$10,366.2	$9,421.6	$8,366.7	$9,896.5	$8,099.7
Average interest paying liabilities	$8,264.5	$7,504.6	$6,795.1	$7,887.1	$6,580.5
Average stockholders' equity	$1,461.6	$1,423.4	$1,381.9	$1,442.6	$1,413.2
Return (loss) on average assets	1.57%	1.16%	1.04%	1.38%	(1.12)%
Return (loss) on average equity	12.71%	8.85%	7.38%	10.81%	(7.56)%
Efficiency ratio	69.6%	74.8%	73.6%	72.1%	87.4%
Equity-to-assets ratio (average for the period)	12.37%	13.11%	14.12%	12.73%	14.80%
Charge-offs to average LHFI (3)	1.49%	3.97%	0.78%	2.63%	1.07%

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Book value per common share	$20.98	$20.43	$19.64	$19.90
Number of common shares outstanding	56,436,026	56,436,026	56,332,307	56,238,925
Mortgage loans subserviced for others	$43,291.9	$44,708.1	$46,723.7	$43,103.4
Mortgage loans serviced for others	$27,679.3	$27,046.4	$25,426.8	$25,342.3
Weighted average service fee (basis points)	27.4	27.7	27.2	29.2
Capitalized value of mortgage servicing rights	1.15%	1.03%	1.01%	1.14%
Mortgage servicing rights to Tier 1 capital	24.2%	22.2%	21.8%	24.2%
Ratio of allowance for loan losses to LHFI (3)	4.31%	5.69%	7.01%	7.41%
Ratio of nonperforming assets to total assets	0.69%	0.87%	1.41%	1.52%
Equity-to-assets ratio	11.95%	12.27%	13.95%	13.95%
Common equity-to-assets ratio	9.76%	9.96%	11.24%	11.27%
Number of bank branches	100	107	107	106
Number of FTE employees	2,713	2,680	2,739	2,741

(1)	Includes residential first mortgage and second mortgage loans.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	Excludes loans carried under the fair value option.

Flagstar Bancorp, Inc.
Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income (loss)	$46.4	$31.5	$25.5	$77.9	$(52.9)
Less: preferred stock accretion	—	—	—	—	(0.5)
Net income (loss) from continuing operations	46.4	31.5	25.5	77.9	(53.4)
Deferred cumulative preferred stock dividends	(7.4)	(7.3)	(6.8)	(14.7)	(12.5)
Net income (loss) applicable to Common Stockholders	$39.0	$24.2	$18.7	$63.2	$(65.9)
Weighted Average Shares
Weighted average common shares outstanding	56,436,026	56,385,454	56,230,458	56,410,880	56,212,422
Effect of dilutive securities
Warrants	299,391	232,474	314,693	266,118	—
Stock-based awards	429,655	157,111	276,951	294,135	—
Weighted average diluted common shares	57,165,072	56,775,039	56,822,102	56,971,133	56,212,422
Earnings (loss) per common share
Net income (loss) applicable to Common Stockholders	$0.69	$0.43	$0.33	$1.12	$(1.17)
Effect of dilutive securities
Warrants	—	—	—	—	—
Stock-based awards	(0.01)	—	—	(0.01)	—
Diluted earnings (loss) per share	$0.68	$0.43	$0.33	$1.11	$(1.17)

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$2,217.7	$21.0	3.80%	$1,841.6	$18.5	4.01%	$1,516.8	$15.8	4.16%
Loans with government guarantees	630.3	4.7	2.97%	864.7	5.3	2.45%	1,237.5	8.0	2.58%
Loans held-for-investment
Consumer loans (1)	2,913.1	27.2	3.74%	2,615.2	25.1	3.85%	2,672.5	26.4	3.96%
Commercial loans (1)	2,024.5	20.6	4.03%	1,678.4	16.6	3.95%	1,230.4	11.7	3.77%
Total loans held-for-investment	4,937.6	47.8	3.86%	4,293.6	41.7	3.89%	3,902.9	38.1	3.90%
Investment securities	2,349.7	15.0	2.55%	2,112.8	13.6	2.58%	1,541.2	9.9	2.57%
Interest-earning deposits	230.9	0.5	0.55%	308.9	0.2	0.44%	168.3	0.1	0.28%
Total interest-earning assets	10,366.2	$89.0	3.42%	9,421.6	$79.3	3.37%	8,366.7	$71.9	3.43%
Other assets	1,445.1			1,434.2			1,417.1
Total assets	$11,811.3			$10,855.8			$9,783.8
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$431.3	$0.1	0.14%	$423.6	$0.1	0.14%	$426.5	$0.1	0.14%
Savings deposits	3,752.1	7.8	0.83%	3,561.3	6.8	0.77%	3,010.1	4.4	0.59%
Money market deposits	241.7	0.2	0.26%	256.8	0.2	0.25%	265.2	0.1	0.19%
Certificate of deposits	762.7	1.4	0.71%	787.4	1.3	0.67%	945.6	1.7	0.74%
Total retail deposits	5,187.8	9.5	0.73%	5,029.1	8.4	0.67%	4,647.4	6.3	0.55%
Government deposits
Demand deposits	209.7	0.2	0.40%	225.3	0.2	0.39%	155.3	0.1	0.39%
Savings deposits	401.0	0.5	0.52%	374.1	0.5	0.52%	301.2	0.4	0.53%
Certificate of deposits	331.2	0.3	0.34%	356.8	0.3	0.35%	341.8	0.3	0.32%
Total government deposits	941.9	1.0	0.43%	956.2	1.0	0.43%	798.3	0.8	0.41%
Total deposits	6,129.7	10.5	0.68%	5,985.3	9.4	0.63%	5,445.7	7.1	0.53%
Federal Home Loan Bank advances	1,828.3	4.2	0.90%	1,161.0	3.2	1.08%	1,100.4	0.6	0.22%
Other	306.5	1.8	2.38%	359.3	1.8	2.39%	249.0	1.7	2.66%
Total interest-bearing liabilities	8,264.5	16.5	0.79%	7,505.6	14.4	0.78%	6,795.1	9.4	0.56%
Noninterest-bearing deposits (2)	1,606.2			1,382.6			1,027.8
Other liabilities	479.0			544.3			579.0
Stockholders' equity	1,461.6			1,423.3			1,381.9
Total liabilities and stockholder's equity	$11,811.3			$10,855.8			$9,783.8
Net interest-earning assets	$2,101.7			$1,916.0			$1,571.6
Net interest income		$72.5			$64.9			$62.5
Interest rate spread (3)			2.63%			2.60%			2.87%
Net interest margin (4)			2.79%			2.75%			2.98%
Ratio of average interest-earning assets to interest-bearing liabilities			125.4%			125.5%			123.1%
Total average deposits	$7,735.9			$7,367.9			$6,473.5

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial and warehouse lending loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others, which do not bear interest.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate

Interest-Earning Assets
Loans held-for-sale	$2,030.7	$39.5	3.89%	$1,407.6	$29.4	4.18%
Loans with government guarantees	746.9	10.0	2.67%	1,253.5	15.9	2.54%
Loans held-for-investment
Consumer loans (1)	2,765.0	52.3	3.79%	2,792.8	54.5	3.90%
Commercial loans (1)	1,852.4	37.2	3.99%	1,090.8	20.8	3.80%
Total loans held-for-investment	4,617.4	89.5	3.87%	3,883.6	75.3	3.87%
Investment securities available-for-sale or trading	2,231.9	28.6	2.56%	1,358.3	17.4	2.57%
Interest-earning deposits	269.6	0.7	0.49%	196.7	0.3	0.27%
Total interest-earning assets	9,896.5	$168.3	3.40%	8,099.7	$138.3	3.41%
Other assets	1,439.7			1,447.5
Total assets	$11,336.2			$9,547.2
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$427.5	$0.3	0.14%	$423.1	$0.3	0.14%
Savings deposits	3,657.2	14.5	0.80%	2,942.9	7.7	0.53%
Money market deposits	249.2	0.3	0.26%	272.7	0.2	0.18%
Certificate of deposits	775.0	2.7	0.69%	966.2	3.6	0.74%
Total retail deposits	5,108.9	17.8	0.70%	4,604.9	11.8	0.52%
Government deposits
Demand deposits	217.5	0.4	0.39%	138.8	0.2	0.37%
Savings deposits	387.6	1.0	0.52%	255.5	0.6	0.48%
Certificate of deposits	343.9	0.6	0.35%	339.4	0.5	0.30%
Total government deposits	949.0	2.0	0.43%	733.7	1.3	0.38%
Total deposits	6,057.9	19.8	0.66%	5,338.6	13.1	0.50%
Federal Home Loan Bank advances	1,496.5	7.3	0.97%	993.7	1.1	0.23%
Other	332.7	3.8	2.28%	248.2	3.4	2.66%
Total interest-bearing liabilities	7,887.1	30.9	0.79%	6,580.5	17.6	0.54%
Noninterest-bearing deposits	1,495.0			1,003.4
Other liabilities (2)	511.5			550.1
Stockholders' equity	1,442.6			1,413.2
Total liabilities and stockholder's equity	$11,336.2			$9,547.2
Net interest-earning assets	$2,009.4			$1,519.2
Net interest income		$137.4			$120.7
Interest rate spread (3)			2.61%			2.87%
Net interest margin (4)			2.77%			2.97%
Ratio of average interest-earning assets to interest-bearing liabilities			125.5%			123.1%
Total average deposits	$7,552.9			$6,342.0

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial and warehouse lending loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others, which do not bear interest.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Gain on Loan Sales
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in millions)
Net gain on loan sales	$82.2	$91.3	$53.5	$52.2	$54.8
Mortgage rate lock commitments (gross)	$8,400.2	$9,034.9	$7,604.9	$7,713.1	$8,187.9
Loans sold and securitized	$7,571.4	$6,253.7	$6,830.6	$7,072.4	$6,029.8
Net margin on loan sales	1.09%	1.46%	0.78%	0.74%	0.91%
Mortgage rate lock commitments (fallout-adjusted) (1)	$6,803.7	$7,185.4	$6,155.5	$6,304.4	$6,693.4
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	1.21%	1.27%	0.87%	0.83%	0.82%

	Six Months Ended
	June 30, 2015	June 30, 2014
	(Dollars in millions)
Net gain on loan sales	$173.5	$100.1
Mortgage rate lock commitments (gross)	$17,435.1	$14,227.8
Loans sold and securitized	$13,825.1	$10,504.1
Net margin on loan sales	1.25%	0.95%
Mortgage rate lock commitments (fallout-adjusted) (1)	$13,989.1	$11,547.0
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	1.24%	0.87%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	June 30, 2015		March 31, 2015		December 31, 2014		September 30, 2014		June 30, 2014
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets) (1)	$1,308.7	11.47%	$1,256.6	12.02%	$1,183.6	12.59%	$1,146.2	12.50%	$1,195.5	12.59%
Total adjusted tangible asset base	$11,406.1		$10,453.4		$9,403.2		$9,172.6		$9,495.5
Tier 1 common equity (to risk weighted assets) (1)	$954.4	14.56%	$908.6	15.38%	N/A	N/A	N/A	N/A	N/A	N/A
Tier 1 capital (to risk weighted assets) (1)	$1,308.7	19.97%	$1,256.6	21.26%	$1,183.6	22.81%	$1,146.2	23.03%	$1,195.5	23.87%
Total capital (to risk weighted assets)	1,395.6	21.30%	1,336.0	22.61%	1,251.9	24.12%	1,212.0	24.35%	1,261.8	25.19%
Risk weighted asset base	$6,553.4		$5,909.4		$5,189.8		$4,978.0		$5,008.9

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014 and prior.

N/A - Not applicable.

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	June 30, 2015		March 31, 2015		December 31, 2014		September 30, 2014		June 30, 2014
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets) (1)	$1,336.9	11.70%	$1,277.5	12.21%	$1,167.4	12.43%	$1,134.4	12.38%	$1,188.9	12.52%
Total adjusted tangible asset base	$11,424.2		$10,470.7		$9,392.2		$9,162.3		$9,493.5
Tier 1 common equity (to risk weighted assets) (1)	$1,336.9	20.35%	$1,277.5	21.58%	N/A	N/A	N/A	N/A	N/A	N/A
Tier 1 capital (to risk weighted assets) (1)	$1,336.9	20.35%	$1,277.5	21.58%	$1,167.4	22.54%	$1,134.4	22.84%	$1,188.9	23.75%
Total capital (to risk weighted assets)	1,423.3	21.66%	1,357.4	22.91%	1,235.0	23.85%	1,199.4	24.14%	1,254.4	25.05%
Risk weighted asset base	$6,569.8		$5,925.4		$5,178.8		$4,968.0		$5,006.9

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014 and prior.

N/A - Not applicable.

Loan Originations (Dollars in millions) (Unaudited)
	Three Months Ended
	June 30, 2015		March 31, 2015		June 30, 2014
Consumer loans
Mortgage (1)	$8,448.0	99.1%	$7,254.2	99.2%	$5,950.7	97.9%
Other consumer (2)	32.8	0.4%	21.3	0.3%	20.2	0.3%
Total consumer loans	8,480.8	99.5%	7,275.5	99.5%	5,970.9	98.2%
Commercial loans (3)	40.5	0.5%	38.0	0.5%	111.4	1.8%
Total loan originations	$8,521.3	100.0%	$7,313.5	100.0%	$6,082.3	100.0%

	Six Months Ended
	June 30, 2015		June 30, 2014
Mortgage (1)	$15,702.1	99.2%	$10,817.3	97.3%
Other consumer (2)	54.1	0.3%	37.8	0.3%
Total consumer loans	15,756.2	99.5%	10,855.1	97.6%
Commercial loans (3)	78.6	0.5%	266.1	2.4%
Total loan originations	$15,834.8	100.0%	$11,121.2	100.0%

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Other consumer loans include: HELOC and other consumer loans.

(3)	Commercial loans include: commercial real estate and commercial and industrial loans.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2015		March 31, 2015		December 31, 2014		June 30, 2014
Consumer loans
Residential first mortgage	$2,495.3	46.7%	$2,012.8	43.4%	$2,193.3	49.2%	$2,353.0	53.9%
Second mortgage	142.5	2.7%	146.0	3.2%	149.0	3.4%	157.8	3.6%
HELOC	422.2	7.9%	315.9	6.8%	256.3	5.8%	268.5	6.2%
Other	30.8	0.6%	30.3	0.7%	31.1	0.7%	33.4	0.8%
Total consumer loans	3,090.8	57.9%	2,505.0	54.1%	2,629.7	59.1%	2,812.7	64.5%
Commercial loans
Commercial real estate	628.5	11.8%	635.1	13.7%	620.0	13.9%	523.0	12.0%
Commercial and industrial	412.4	7.7%	407.7	8.8%	429.2	9.7%	340.3	7.8%
Warehouse lending	1,203.5	22.6%	1,083.3	23.4%	768.6	17.3%	683.3	15.7%
Total commercial loans	2,244.4	42.1%	2,126.1	45.9%	1,817.8	40.9%	1,546.6	35.5%
Total loans held-for-investment	$5,335.2	100.0%	$4,631.1	100.0%	$4,447.5	100.0%	$4,359.3	100.0%

Residential Loans Serviced
(Dollars in millions)
(Unaudited)

	June 30, 2015		March 31, 2015		December 31, 2014		June 30, 2014
	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts
Serviced for own loan portfolio (1)	$5,210.7	28,106	$4,932.6	27,235	$4,521.1	26,268	$4,068.7	26,614
Serviced for others	27,679.3	124,299	27,046.4	126,393	25,426.8	117,881	25,342.3	127,409
Subserviced for others (2)	43,291.9	225,268	44,708.1	231,223	46,723.7	238,498	43,103.4	212,927
Total residential loans serviced	$76,181.9	377,673	$76,687.1	384,851	$76,671.6	382,647	$72,514.4	366,950

(1)
Includes loans held-for-investment (residential first mortgage, second mortgage and HELOC), loans-held-for-sale (residential first mortgage), loans with government guarantees (residential first mortgage) and repossessed assets.

(2)	Does not include temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Beginning balance	$253.0	$297.0	$307.0	$297.0	$207.0
Provision (release) for loan losses	(13.3)	(3.5)	6.2	(16.8)	118.5
Charge-offs
Consumer loans
Residential first mortgage	(18.5)	(40.8)	(5.6)	(59.3)	(16.5)
Second mortgage	(0.7)	(0.8)	(1.1)	(1.6)	(2.2)
HELOC	(0.3)	(0.9)	(1.1)	(1.2)	(3.7)
Other	(0.7)	(0.7)	(0.5)	(1.4)	(1.0)
Total consumer loans	(20.2)	(43.2)	(8.3)	(63.5)	(23.4)
Commercial loans
Commercial real estate	—	—	(1.8)	—	(1.8)
Commercial and industrial	(0.2)	—	—	(0.2)	—
Total commercial loans	(0.2)	—	(1.8)	(0.2)	(1.8)
Total charge-offs	(20.4)	(43.2)	(10.1)	(63.7)	(25.2)
Recoveries
Consumer loans
Residential first mortgage	1.2	0.3	0.5	1.6	1.6
Second mortgage	0.5	0.1	—	0.6	0.2
HELOC	0.1	0.1	0.1	0.2	0.1
Other	0.6	0.5	0.4	1.1	0.7
Total consumer loans	2.4	1.0	1.0	3.5	2.6
Commercial loans
Commercial real estate	0.3	1.7	1.9	2.0	3.0
Commercial and industrial	—	—	—	—	0.1
Total commercial loans	0.3	1.7	1.9	2.0	3.1
Total recoveries	2.7	2.7	2.9	5.5	5.7
Charge-offs, net of recoveries	(17.7)	(40.5)	(7.2)	(58.2)	(19.5)
Ending balance	$222.0	$253.0	$306.0	$222.0	$306.0
Net charge-off ratio (annualized) (1)	1.49%	3.97%	0.78%	2.63%	1.07%
Net charge-off ratio, adjusted (annualized) (1)(2)	0.26%	0.45%	0.78%	0.34%	0.94%
Net charge-off ratio (annualized) also by loan type (1)
Residential first mortgage	2.9%	7.5%	0.9%	5.1%	1.2%
Second mortgage	1.0%	2.9%	4.1%	2.0%	4.0%
HELOC and consumer	0.4%	2.8%	2.9%	1.3%	4.9%
Commercial real estate	(0.2)%	(1.1)%	(0.1)%	(0.6)%	(0.5)%
Commercial and industrial	0.2%	—%	(0.1)%	0.1%	(0.1)%

(1)	Excludes loans carried under the fair value option.

(2)
Excludes charge-offs of $14.6 million and $36.0 million related to the sale of nonperforming loans and TDRs during the three months ended June 30, 2015 and March 31, 2015, respectively, and $50.6 million and $2.3 million during the six months ended June 30, 2015 and 2014, respectively.

Representation and Warranty Reserve
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Balance, beginning of period	$53.0	$53.0	$48.0	$53.0	$54.0
Provision (release)
Charged to gain on sale for current loan sales	2.2	1.9	1.7	4.1	2.9
Charged to representation and warranty provision	(5.9)	(1.5)	5.2	(7.4)	3.6
Total	(3.7)	0.4	6.9	(3.3)	6.5
Charge-offs, net	(1.3)	(0.4)	(4.9)	(1.7)	(10.5)
Balance, end of period	$48.0	$53.0	$50.0	$48.0	$50.0

Composition of Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

June 30, 2015	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$136.8	$13.8	$150.6
Second mortgage	6.2	8.1	14.3
HELOC	22.7	1.5	24.2
Other	0.6	0.2	0.8
Total consumer loans	166.3	23.6	189.9
Commercial loans
Commercial real estate	15.5	—	15.5
Commercial and industrial	12.3	—	12.3
Warehouse lending	4.3	—	4.3
Total commercial loans	32.1	—	32.1
Total allowance for loan losses	$198.4	$23.6	$222.0

March 31, 2015	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$171.5	$15.9	$187.4
Second mortgage	6.5	5.5	12.0
HELOC	20.3	0.9	21.2
Other	0.3	0.1	0.4
Total consumer loans	198.6	22.4	221.0
Commercial loans
Commercial real estate	16.2	—	16.2
Commercial and industrial	12.0	—	12.0
Warehouse lending	3.8	—	3.8
Total commercial loans	32.0	—	32.0
Total allowance for loan losses	$230.6	$22.4	$253.0

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Nonperforming loans	$41.3	$55.9	$74.8	$86.4
Nonperforming TDRs	11.0	17.8	28.7	17.6
Nonperforming TDRs at inception but performing for less than six months	12.8	10.0	17.0	16.2
Total nonperforming loans held-for-investment	65.1	83.7	120.5	120.2
Real estate and other nonperforming assets, net	17.8	16.5	18.7	31.5
Nonperforming assets held-for-investment, net (1)	$82.9	$100.2	$139.2	$151.7

Ratio of nonperforming assets to total assets	0.69%	0.87%	1.41%	1.53%
Ratio of nonperforming loans held-for-investment to loans held-for-investment	1.22%	1.81%	2.71%	2.76%
Ratio of nonperforming assets to loans held-for-investment and repossessed assets	1.55%	2.15%	3.12%	3.46%

(1)	Does not include nonperforming loans held-for-sale of $14.1 million, $19.0 million, $14.8 million and $6.0 million at June 30, 2015, March 31, 2015, December 31, 2014 and June 30, 2014, respectively.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days	Total Past Due	Total Investment Loans
June 30, 2015
Consumer loans	$9.7	$5.6	$65.1	$80.4	$3,090.8
Commercial loans	—	—	—	—	2,244.4
Total loans	$9.7	$5.6	$65.1	$80.4	$5,335.2
March 31, 2015
Consumer loans	$21.8	$8.6	$83.7	$114.1	$2,505.0
Commercial loans	—	—	—	—	2,126.1
Total loans	$21.8	$8.6	$83.7	$114.1	$4,631.1
December 31, 2014
Consumer loans	$34.1	$9.9	$120.4	$164.4	$2,629.7
Commercial loans	—	—	—	—	1,817.8
Total loans	$34.1	$9.9	$120.4	$164.4	$4,447.5
June 30, 2014
Consumer loans	42.3	8.9	120.2	$171.4	$2,812.7
Commercial loans	0.5	—	—	0.5	1,546.6
Total loans	$42.8	$8.9	$120.2	$171.9	$4,359.3

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Nonperforming TDRs at inception but performing for less than six months	Total
June 30, 2015
Consumer loans	$108.0	$11.0	$12.8	$131.8
Commercial loans	—	—	—	—
Total TDR loans	$108.0	$11.0	$12.8	$131.8
March 31, 2015
Consumer loans	$110.7	$17.8	$10.0	$138.5
Commercial loans	0.4	—	—	0.4
Total TDR loans	$111.1	$17.8	$10.0	$138.9
December 31, 2014
Consumer loans	$361.5	$28.7	$16.9	$407.1
Commercial loans	0.4	—	—	0.4
Total TDR loans	$361.9	$28.7	$16.9	$407.5
June 30, 2014
Consumer loans	$371.6	$17.6	$16.2	$405.4
Commercial loans	0.4	—	—	0.4
Total TDR loans	$372.0	$17.6	$16.2	$405.8

Adjusted Income from Operations and Adjusted Earnings Per Share. In addition to analyzing the Company’s results on a reported basis, management reviews the Company’s results and the results on an adjusted basis. These non-GAAP measures reflect the adjustment of the reported U.S. GAAP results for significant items that management does not believe are reflective of the Company’s current and ongoing operations.

The following table provides the Company's adjusted noninterest income and noninterest expense and adjusted earnings per share along with a reconciliation of these non-GAAP financial measures to GAAP.

Non-GAAP Reconciliation
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net interest income	$72.5	$64.9	$61.3	$64.4	$62.5
Noninterest income	127.0	118.3	98.4	85.2	102.5
Adjusting items:
Loan fees and charges (1)	—	—	—	—	(10.0)
Representation and warranty provision (release) (2)	—	—	—	10.3	—
Adjusted noninterest income	$127.0	$118.3	$98.4	$95.5	$92.5
Noninterest expense	$138.9	$137.0	$139.2	$179.4	$121.4
Adjusting items:
Legal and professional expense (3)	—	—	—	(1.1)	(2.9)
Other noninterest expense (4)	—	—	—	(37.5)	10.0
Adjusted noninterest expense	$138.9	$137.0	$139.2	$140.8	$128.5

Efficiency ratio	69.6%	74.8%	87.2%	119.9%	73.6%

Net (loss) income applicable to common stockholders	$46.4	$31.5	$11.1	$(27.6)	$25.5
Adjustment to remove adjusting items (1-4 above), net of tax	—	—	—	48.9	(17.1)
Tax impact of adjusting items	—	—	—	(13.6)	6.0
Adjusted net (loss) income applicable to common stockholders	$46.4	$31.5	$11.1	$7.7	$14.4

Diluted (loss) earnings per share	$0.68	$0.43	$0.07	$(0.61)	$0.33
Adjustment to remove adjusting items	—	—	—	0.87	(0.30)
Tax impact of adjusting items	—	—	—	(0.24)	0.11
Diluted adjusted (loss) earnings per share	$0.68	$0.43	$0.07	$0.02	$0.14

Weighted average shares outstanding
Basic	56,436,026	56,385,454	56,310,858	56,249,300	56,230,458
Diluted	57,165,072	56,775,039	56,792,751	56,249,300	56,822,102

(1)	Reverse benefit for contract renegotiation.

(2)	Add back reserve increase related to indemnifications claims on government insured loans.

(3)	Adjust for legal expenses related to the litigation settlements.

(4)	Adjust for CFPB litigation settlement expense.

Nonperforming assets / Tier 1 + Allowance for Loan Losses. The ratio of nonperforming assets to Tier 1 capital and allowance for loan losses divides the total level of nonperforming assets held for investment by Tier 1 capital (to adjusted total assets), as defined by bank regulations, plus allowance for loan losses. We believe these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of capital in comparison to other companies within the industry.

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Nonperforming assets / Tier 1 capital + allowance for loan losses	(Dollars in millions) (Unaudited)
Nonperforming assets	$82.9	$100.2	$139.2	$151.7
Tier 1 capital	1,308.7	1,256.6	1,183.6	1,195.5
Allowance for loan losses	(222.0)	(253.0)	(297.0)	(306.0)
Tier 1 capital + allowance for loan losses	$1,530.7	$1,509.6	$1,480.6	$1,501.5
Nonperforming assets / Tier 1 capital + allowance for loan losses	5.4%	6.6%	9.4%	10.1%

Basel III (transitional) to Basel III (fully phased-in) reconciliation. On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014 and prior. When fully phased-in, Basel III will increase capital requirements through higher minimum capital levels as well as through increases in risk-weights for certain exposures. Additionally, the final Basel III rules place greater emphasis on common equity. In October 2013, the OCC and Federal Reserve released final rules detailing the U.S. implementation of Basel III and the application of the risk-based and leverage capital rules to top-tier savings and loan holding companies. We have transitioned to the Basel III framework beginning in January 2015 and are subject to a phase-in period extending through 2018. Accordingly, the calculations provided below are estimates. These measures are considered to be non-GAAP financial measures because they are not formally defined by GAAP and the Basel III implementation regulations will not be fully phased-in until January 1, 2019. The regulations are subject to change as clarifying guidance becomes available and the calculations currently include our interpretations of the requirements including informal feedback received through the regulatory process. Other entities may calculate the Basel III ratios differently from ours based on their interpretation of the guidelines. Since analysts and banking regulators may assess our capital adequacy using the Basel III framework, we believe that it is useful to provide investors information enabling them to assess our capital adequacy on the same basis.

June 30, 2015	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
	(Dollars in millions) (Unaudited)
Flagstar Bancorp (the Company)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III (transitional)	$954.4	$1,308.7	$1,308.7	$1,395.6
Increased deductions related to deferred tax assets, mortgage servicing assets, and other capital components	(412.6)	(262.2)	(262.2)	(261.6)
Basel III (fully phased-in) capital (1)	$541.8	$1,046.5	$1,046.5	$1,134.0
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III assets (transitional)	$6,553.4	$11,406.1	$6,553.4	$6,553.4
Net change in assets	(138.6)	(261.2)	(138.6)	(138.6)
Basel III (fully phased-in) assets (1)	$6,414.8	$11,144.9	$6,414.8	$6,414.8
Capital ratios
Basel III (transitional)	14.56%	11.47%	19.97%	21.30%
Basel III (fully phased-in) (1)	8.43%	9.40%	16.33%	17.68%

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014.

June 30, 2015	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
Flagstar Bank (the Bank)	(Dollars in millions) (Unaudited)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III (transitional)	$1,336.9	$1,336.9	$1,336.9	$1,423.3
Increased deductions related to deferred tax assets, mortgage servicing assets, and other capital components	(198.5)	(198.5)	(198.5)	(198.5)
Basel III (fully phased-in) capital (1)	$1,138.4	$1,138.4	$1,138.4	$1,224.8
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III assets (transitional)	$6,569.8	$11,424.2	$6,569.8	$6,569.8
Net change in assets	58.7	(197.5)	58.7	58.7
Basel III (fully phased-in) assets (1)	$6,628.5	$11,226.7	$6,628.5	$6,628.5
Capital ratios
Basel III (transitional)	20.35%	11.70%	20.35%	21.66%
Basel III (fully phased-in) (1)	17.17%	10.14%	17.17%	18.47%

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014.